As filed with the Securities and Exchange Commission on January 5, 2009
Registration No. 333-139801

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-0863886 (I.R.S. Employer Identification Number)
Terminal Tower, 50 Public Square, Suite 1100
Cleveland, Ohio 44113
(216) 621-6060
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
FCE Statutory Agent, Inc.
Terminal Tower, 50 Public Square, Suite 1360
Cleveland, Ohio 44113
(216) 621-6060
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
Thomas A. Aldrich, Esq.
Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114-1291
(216) 566-5500

     Approximate date of commencement of proposed sale to the public: Not applicable. Termination of registration statement and deregistration of related securities that were not resold pursuant to the registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     On January 4, 2007, Forest City Enterprises, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-139801) (the “Registration Statement”) to register the resale by the selling securityholders named in the Registration Statement of the Company’s 3.625% Puttable Equity-Linked Senior Notes due 2011 (the “Notes”) and shares of the Company’s Class A common stock issuable, if any, upon a put of the Notes. The Company’s obligation to register the Notes for resale under the Registration Rights Agreement entered into in connection with the original offering of the Notes has expired.
     In compliance with the Company’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the number of the Notes and shares of Class A common stock covered by the Registration Statement that were not resold as of the date hereof.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, the State of Ohio, on January 5, 2009.

FOREST CITY ENTERPRISES, INC.
By:	/s/ Robert G. O’Brien
Robert G. O’Brien
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Albert B. Ratner* Albert B. Ratner	Co-Chairman of the Board and Director	January 5, 2009

/s/ Samuel H. Miller* Samuel H. Miller	Co-Chairman of the Board, Treasurer and Director	January 5, 2009

/s/ Charles A. Ratner Charles A. Ratner	President, Chief Executive Officer and Director (Principal Executive Officer)	January 5, 2009

/s/ Robert G. O’Brien Robert G. O’Brien	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 5, 2009

/s/ Linda M. Kane Linda M. Kane	Senior Vice President, Chief Accounting and Administrative Officer (Principal Accounting Officer)	January 5, 2009

/s/ James A. Ratner* James A. Ratner	Executive Vice President and Director	January 5, 2009

/s/ Ronald A. Ratner* Ronald A. Ratner	Executive Vice President and Director	January 5, 2009

/s/ Brian J. Ratner* Brian J. Ratner	Executive Vice President and Director	January 5, 2009

/s/ Deborah Ratner Salzberg* Deborah Ratner Salzberg	Director	January 5, 2009

/s/ Michael P. Esposito, Jr.* Michael P. Esposito, Jr.	Director	January 5, 2009

Signature	Title	Date
/s/ Scott S. Cowen* Scott S. Cowen	Director	January 5, 2009

/s/ Jerry V. Jarrett* Jerry V. Jarrett	Director	January 5, 2009

/s/ Joan K. Shafran* Joan K. Shafran	Director	January 5, 2009

/s/ Louis Stokes* Louis Stokes	Director	January 5, 2009

/s/ Stan Ross* Stan Ross	Director	January 5, 2009

*	The undersigned, pursuant to a Power of Attorney executed by each of the Directors identified above and filed with the Commission, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above, in the capacities indicated.

/s/ Charles A. Ratner Charles A. Ratner, Attorney-in-Fact	January 5, 2009